Exhibit  23.3



MADSEN & ASSOCIATED, CPA'S INC.                       684 East Vine Street, #3
Certified Public Accountants and Business                Murray,  Utah,  84107
    Consultant  Board                                  Telephone  801-268-2632
                                                            Fax:  801-262-3978




               CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTANTS

We have issued our report dated November 5, 2004, accompanying the audited financial statements of Tylerstone Ventures Corporation at August 31, 2004, and the related statements of operations, stockholders' equity, and cash flows for the years ended August 31, 2004 and 2003 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2A - Amendment #7.


August  24, 2005                      /s/  "Madsen  & Associates,  CPA's  Inc."